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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Cox Communications, Inc. on Form S-3 of our report dated February 6, 2001 (March 6, 2001 as to Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 17, 2001

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INDEPENDENT AUDITORS' CONSENT